Gemalto and Wavecom: combined expertise to capture growth in wireless M2M Olivier Piou, CEO Jacques Tierny, CFO Philippe Vallee, EVP Mobile Communication October 6, 2008 www.gemalto.com

Disclaimer The tender offers described here, which have not yet commenced, will be made for the shares, ADSs and convertible bonds (OCEANEs) of Wavecom. This presentation is provided solely for informational purposes and is not an offer to buy or the solicitation of an offer to sell any Wavecom securities. The solicitation and the offer to buy the shares, ADSs and convertible bonds of Wavecom will be made only pursuant to offers to purchase and related materials that Gemalto has filed with the French Autorite des marches financiers ("AMF") as a note d'information only at the time of the launching of the offer pursuant to French laws and regulations, and the Tender Offer Statement on Schedule TO Gemalto intends to file with the U.S. Securities and Exchange Commission (the "SEC"). Wavecom security holders and other investors should read carefully such offer materials prior to making any decisions with respect to the tender offers because these documents contain, or will contain, important information, including the terms and conditions of the tender offer. Wavecom security holders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF's website (http://www.amf-france.org.), and with the SEC, from the SEC's website (http://www.sec.gov), in each case without charge. Such materials filed by Gemalto will also be available for free at Gemalto's website (http://gemalto.com).

This communication contains certain statements that are neither reported financial results nor other historical information and other statements concerning Gemalto. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, events, products and services and future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates" and similar expressions. These and other information and statements contained in this communication constitute forward-looking statements for purposes of applicable securities laws. Although management of the company believes that the expectations reflected in the forward-looking statements are reasonable, investors and security holders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the companies, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements, and the companies cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include, but are not limited to: the ability of the companies to integrate according to expectations; the ability of the company to achieve the expected synergies from the combination; trends in wireless communication and mobile commerce markets; the company's ability to develop new technology and the effects of competing technologies developed and expected intense competition generally in the companies' main markets; profitability of expansion strategy; challenges to or loss of intellectual property rights; ability to establish and maintain strategic relationships in their major businesses; ability to develop and take advantage of new software and services; the effect of the combination and any future acquisitions and investments on the companies' share prices; and changes in global, political, economic, business, competitive, market and regulatory forces. Moreover, neither the companies nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. The forward-looking statements contained in this communication speak only as of the date of this communication and the companies are under no duty, and do not undertake, to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise. Forward-Looking Statements

Executive Highlights Olivier Piou, CEO Business Rationale Combination Benefits

Key Points of the Offer All cash offer representing 71.6% premium on Wavecom's last closing share price In line with Gemalto's digital security vision and growth strategy A stake in the promising wireless M2M opportunity Wavecom is a leader in this industry with a clear service-oriented strategy and unique competencies Wavecom will benefit from Gemalto's turnaround experience, extended geographical reach, financial and management capabilities Limited integration risks, good cultural fit, and immediate synergies Value creation through - cost synergies (e.g. de-listing, common offices, purchasing etc.) expertise in mass deployment of wireless products and solutions on a worldwide scale expansion to advanced software and over-the-air services deployment Post-integration balance sheet will remain strong (pro forma net cash > € 250 m) and Gemalto 2009 EBIT objective remains unchanged M2M = machine-to-machine

The timing is right for this bolt-on expansion Gemalto has built a strong base of profitable operations; it is consistently generating cash and maintains a solid balance sheet This offer is the result of the management team's ongoing assessment of strategic opportunities Wireless M2M is an important and promising element in Mobile Communication Wavecom makes a lot of sense because of the shared vision, compatible strategy, clear path to leadership and its adjacency to Gemalto's core business The work to plan Gemalto's ambitions beyond 2009 is progressing well, focused on sustained organic growth and selective bolt-on acquisitions M2M = machine-to-machine; NFC = Near Field Communication

Details of the offer and offer premium Premium of 71.6% on last trading date (3 Oct '08) Threshold: offer is conditioned to effective tendering of 50.01% of Wavecom share capital Offer document submitted to French AMF All cash offer of &128; 7 per ordinary share and &128; 20 per convertible bond VWAP 6 months VWAP 3 months VWAP 1 month VWAP 5 days Last Price Oct 3, 2008 East 5.58 4.68 4.44 4.01 4.08 Implied premium for Wavecom shareholders Premium over last price +74.6% +57.5% +49.5% +25.5% +71.6% In Euros Offer &128; 7.0 &128; 4.01 &128; 5.58 &128; 4.08 &128; 4.44 &128; 4.68 Analyst Consensus &128; 5.02

Executive Highlights Business Rationale Philippe Vallee, EVP Mobile Communication Combination Benefits

Machine-to-machine communication is widely used across diverse industry sectors Automotive Telematics Utilities Metering Industrial Control Home Security Vending & Point-of-Sale Remote Healthcare Tracking & Fleet Management Car security, location- based services, remote monitoring services Automated data collection, potentially enabling peak consumption management schemes Selected key M2M industry sectors - illustrative, not an exhaustive list Tracking of enterprise fleets or containers, and high-value cars or boats Remote management of industrial equipment, e.g. nuclear power plants Security alarm systems and other innovative smart-home devices Remote monitoring of elderly or chronically ill for home treatment Remote management of vending machines, and wireless POS terminals in retail or taxis

Wavecom is an innovative leader in wireless M2M Develops, markets and sells wireless intelligent devices, software suites, and operated services for M2M applications Fabless model with outsourced production 2008 estimated* revenue and net income of &128;144m and &128;1.5m respectively, with net cash position of &128;46m** Approximately 500 full-time employees Listed on Euronext Paris (AVM) and on Nasdaq (WVCM) SERVICES WIRELESS CPU OPEN AT(r) SOFTWARE SUITE IDE Applications Firmware Operating System Plug-ins Professional Services Intelligent Device Services Wireless Microprocessor Family Quik Family Plug & Play Family * Consensus after H1 2008 results publication based on figures from CA, Cheuvreux, Fortis, Jefferies and Natixis ** Net cash position at June 30, 2008 of &128; 49m less &128; 3m used for share buyback since June 30, 2008

IDATE and ABI Research predict that by 2010 there will be more than 100 billion communicating objects, with close to 2 billion "intelligent machines" Harbor Research estimates there were more than 110 million wireless M2M devices deployed globally at the end of 2007 Gartner estimates in 2007 there were 20 million units of M2M cellular modem sold Berg Insight sees Europe with the potential for over 600 million wireless M2M connections, incl. 345 million energy meters 250 million motor vehicles 24 million alarm & security systems 6 million payment terminals M2M has passed its initial hype phase, and is evolving into a more established space Wireless M2M market potential is very large Global Cellular M2M Device Market CAGR ('07 - '10) = 22%

New market drivers accelerating M2M adoption Proliferation of wireless data access New regulatory requirements MNO looking to grow B2B segment The relatively low penetration of wireless M2M suggests the large untapped potential for increased adoption, particularly with the ubiquitous GSM network availability and increased broadband connectivity (GPRS, UMTS, EV-DO etc) New regulation for emergency car safety such as the eCall initiative in Europe or the US Federal Communications Commission's E911 & E112 directives, and other remote metering and eToll programs, will accelerate M2M adoption Mobile network operators are increasingly focused on growing their business customer segments and are setting clear strategies to accelerate the take-up of M2M solutions and services M2M = machine-to-machine; MNO = Mobile Network Operator

Gemalto + Wavecom: solid business rationale Fully aligned with Gemalto's digital security vision, for billions of people and towards billions of connected machines A unique combination of expertise in device and software development to better address the growing wireless M2M markets Helping the M2M industry and MNOs to stimulate the M2M market with easy-to-deploy solutions and over-the-air remote services Gemalto has the financial and management capabilities to deliver on the M2M strategy, and brings strong relationship with major MNOs Limited integration risks, good cultural fit, and immediate synergies expected (de-listing, common offices etc) M2M = machine-to-machine; MNO = Mobile Network Operator

Executive Highlights Business Rationale Combination Benefits Olivier Piou, CEO

Customers Enhanced resources and R&D capabilities Increased geographic coverage Best-in-class quality of service and operations Employees Broader career perspective, worldwide Becoming part of a company that is financially strong, profitably growing, and truly international Security holders All cash offer Attractive premium of 71.6% on the last closing share price OCEANE bonds holders are offered the opportunity to tender their bonds to the offer Clear benefits for Wavecom stakeholders

A clear leadership strategy Benefit from Gemalto's experience, customer relationships and proven expertise in deploying wireless devices massively Mutually reinforce both companies' strategy of deploying over-the-air platforms and remote management services Make the technology more accessible to accelerate new application and services development Immediate Synergies and Global Reach Ramp-up with Global Adoption Develop Services Business M2M = machine-to-machine

A great offer for a great opportunity All cash offer An attractive premium of 71.6% Strong value creation for the two companies M2M = machine-to-machine Together we will create a sustainable leader around wireless innovation and services